EXHIBIT 32

In connection with the Annual Report of Safe Technologies International, Inc. (the "Company") on Form 10-KSB for the period ending December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Randi Swatt, acting Chief Executive Officer and acting Chief Financial Officer of the Company, certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of her knowledge and belief:

1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: March 30, 2007              Signed: /s/ Randi Swatt
                                          ----------------------------------
                                          Acting Chief Executive Officer
                                          and Acting Chief Financial Officer